UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2017

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon	97210-1818
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 §CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 §CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 §CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 §CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	Schmitt Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders on October 6, 2017 (the “Meeting”).

(b)	Three matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote of security holders at the Meeting:

1.	To elect one director nominee for the next year;

2.	To approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers; and

3.	To approve an amendment and restatement of the 2014 Equity Incentive Plan (“2014 Plan”).

At the Meeting, 1,573,159 shares of common stock were represented in person or proxy, which constituted 52.5 percent of the 2,995,910 shares of the Company outstanding and entitled to vote at the Meeting as of August 14, 2017, the record date of the Meeting, and a quorum. Each share was entitled to one vote at the Meeting.

1. Election of Director. The following director was elected at the Meeting by votes cast as follows:
	Votes for	Votes Against or Withheld	Broker Non-votes
Michael J. Ellsworth	1,154,866	418,293	—
2. Say-on-Pay. The proposal to approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers (as defined in the Proxy Statement) passed with the following votes:
For	Against	Abstentions	Broker Non-votes
948,111	623,983	1,065	—
3. Amendment and Restatement of 2014 Plan. The proposal to approve the amendment and restatement of the 2014 Plan passed with the following votes:
For	Against	Abstentions	Broker Non-votes
1,048,019	525,008	132	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

October 11, 2017	By:	/s/ Ann M. Ferguson
Name: Ann M. Ferguson
Title: Chief Financial Officer and Treasurer